UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AUTOCHINA INTERNATIONAL LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

No. 322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China, 050011
(Address of Principal Executive Offices)   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units	The NASDAQ Stock Market LLC

Ordinary Shares, $0.001 par value

Ordinary Share Purchase Warrants

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: ______________.

Securities to be registered pursuant to Section 12(g) of the Act: ______________.

Item 1.  Description of Registrant's Securities to be Registered.

A description of the units, ordinary shares and ordinary share purchase warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1/A (Registration No. 333-159607) filed with the Securities and Exchange Commission on August 10, 2009, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market  LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 1, 2009

AUTOCHINA INTERNATIONAL LIMITED

By:	/s/ Yong Hui Li
Name: Yong Hui Li Title: Chief Executive Officer and Chairman